PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

Security Distributors, Inc.,

and

American Century Investment Services, Inc.

THIS AGREEMENT, dated as of the 1st day of July, 2001, by and among Security Benefit Life Insurance Company, ("SBL"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of SBL set forth on Schedule A hereto, as may be amended from time to time (each an ("Account"), Security Distributors, Inc., a Kansas corporation and a registered broker/dealer ("SDI" and collectively with SBL, the ("Company") and American Century Investment Services, Inc. (the "Distributor"), a Missouri corporation.

WHEREAS, American Century Mutual Funds, Inc., American Century Capital Portfolios, Inc. and American Century World Mutual Funds, Inc. (collectively, the "Issuers") are each registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and offer series of shares representing an interest in a particular managed portfolio of securities (the "Funds"), which are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, Distributor serves as principal underwriter of each of the Funds and is duly registered as a broker/dealer with SEC; and

WHEREAS, American Century Investment Management, Inc., which serves as investment advisor to the Fund, is duly registered as an investment advisor under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares of the Advisor Class of the Funds listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Funds"), on behalf of the Account to fund the aforesaid Contracts; and

WHEREAS, the Distributor desires to retain the Company to perform certain services and the Company is willing and able to furnish such services.

NOW, THEREFORE, in consideration of their mutual promises, the Company, and Distributor agree as follows:

ARTICLE I.  Sale of Fund Shares
1.1. Subject to Article IX hereof, the Distributor agrees to cause the Issuers to make available to the Company for purchase on behalf of the Account, shares of the Designated Funds, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Funds (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Issuer may so provide, and (ii) the Board of Directors of the Funds (the "Board") may suspend or terminate the offering of shares of any Designated Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Fund.
1.2. The Distributor shall cause the Funds to redeem, at the Company's request, any full or fractional Designated Fund shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, any Fund may delay redemption of Fund shares of any Designated Fund to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.
1.3.       Purchase and Redemption Procedures
(a) The Distributor hereby appoints the Company as an agent of the Funds for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated Fund calculates its net asset value (a "Business Day") pursuant to the rules of the Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund's prospectus shall constitute receipt and acceptance by the Designated Fund on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.
(b) The Company shall pay for shares of each Designated Fund on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Designated Fund shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Fund shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Funds effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Designated Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of Fund transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Fund shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person. The Funds shall use reasonable efforts to wire such funds by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Funds in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.
(d) Any purchase or redemption request for Designated Fund shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.
(e) If transactions in Fund shares are to be settled through the National Securities Clearing Corporation's Mutual Fund Settlement, Entry, and Registration Verification (Fund/SERV) system, the terms of the Fund/SERV and Networking Agreement between the Company and American Century Services Corporation, an affiliate of Distributor, will apply and supersede the provisions set forth in this Section 1.3.
1.4.       The Fund shall use reasonable efforts to make the net asset value per share for each Designated Fund available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Fund is calculated, and shall calculate such net asset value in accordance with the Fund's prospectus. If any Fund provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Distributor's expense. Whether such an error is material shall be determined by the Fund in accordance with the policy adopted by each fund's Board of Directors.
1.5.       The Fund shall use reasonable efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Fund shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex‑dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Fund shares in the form of additional shares of that Designated Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Fund shares so issued as payment of such dividends and distributions.
1.6.       Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.
1.7.       (a)             The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other parties, including insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.
(c) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), induce Contract owners to change or modify a Fund or change a Fund's investment advisor.
(d) The Company shall not, without prior notice to a Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of such Fund in a manner other than as recommended by the Board.
1.8       (a)             The Company covenants and agrees that all orders accepted and transmitted by it hereunder will be based upon instructions that it received from the Account owners, in proper form prior to the Close of Trading of the Exchange on that Business Day. The Company shall time stamp all orders or otherwise maintain records that will enable the Company to demonstrate compliance with this provision.
(b) The Company covenants and agrees that all orders transmitted to the Issuers, whether by telephone, telecopy, or other electronic transmission acceptable to Distributor, shall be sent by or under the authority and direction of a person designated by the Company as being duly authorized to act on behalf of the owner of the Accounts, and is "an appropriate person" as used in Sections 8‑107 and 8‑401 of the Uniform Commercial Code. For purposes of this paragraph, persons "duly authorized to act on behalf of the owner of the Accounts" shall mean those persons set forth in Schedule B to this Agreement as it may be amended from time to time.
ARTICLE II.  Administrative Services.
The Company shall be the sole shareholder of Fund shares purchased for the Account pursuant to this Agreement (the "Record Owner"). The Record Owner shall properly complete any applications or other forms required by Distributor or the Issuers from time to time. The Company agrees to provide all administrative services for the investors in the Account, including but not limited to those services specified in Schedule C the "Administrative Services"). Neither Distributor nor the Issuers shall be required to provide Administrative Services for the benefit of investors in the Account. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply in all material respects with all laws, rules and regulations applicable to the provision of the Administrative Services. Upon request, the Company will provide Distributor or its representatives reasonable information regarding the quality of the Administrative Services being provided and its compliance with the terms of this Agreement.
ARTICLE III.  Representations and Warranties
3.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

3.2. The Distributor represents and warrants that Designated Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that each is and shall remain registered under the 1940 Act. The Distributor shall cause the Funds to amend the registration statements for their shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and shall cause the Funds to register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Funds.
3.3. The Distributor represents that each Issuer is lawfully organized and validly existing under the laws of the state in which it is registered and that they do and will comply in all material respects with the 1940 Act.
3.4. The Company represents and warrants that (a) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; and (b) the activities of the Company contemplated by this Agreement comply in all material respects with all provisions of federal and state securities laws applicable to such activities.
3.5. The Distributor represents and warrants that (a) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Distributor, enforceable in accordance with its terms; and (b) the activities of the Distributor and the Funds contemplated by this Agreement comply in all material respects with all provisions of federal and state securities laws applicable to such activities.
3.6. The Distributor represents and warrants that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g‑1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
3.7. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
3.8. The Distributor represents and warrants that it is duly registered as a broker/dealer with the SEC and is a member in good standing of the NASD.
ARTICLE IV.  Prospectuses and Proxy Statements; Voting
4.1. The Distributor shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information ("SAI"), supplements, proxy statements, and annual or semi-annual reports of each Designated Fund (for distribution to Contract owners with value allocated to such Designated Funds) as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, the Distributor shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's web-site, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company's web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.

4.2. Each Fund's prospectus shall state that the current SAI for the Fund is available.
4.3. The Distributor shall provide the Company with information regarding each Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund, which consent shall not be unreasonably withheld.
4.4. The Distributor will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.
4.5. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall provide a list of Contract owners with value allocated to a Designated Fund as of the record date to the Fund or its agent in order to facilitate the Fund's solicitation of voting instructions from Contract owners. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.
4.6. The Company represents and warrants that in the event it chooses to post any Fund's prospectus, periodic report or other information on its web-site, it will promptly update such information and will not post outdated prospectuses, reports or information at any time. If a prospectus is supplemented at any time, the Company will promptly post such supplement with the prospectus.
ARTICLE V.  Sales Material and Information
5.1 The Company shall furnish, or shall cause to be furnished, to the Distributor or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Issuer (or a Designated Fund thereof) or the Distributor is named. No such material shall be used until approved by the Distributor or its designee, and the Distributor will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. The Distributor or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Issuer (or a Designated Fund thereof) or the Distributor is named, and no such material shall be used if the Distributor or its designee so objects.
5.2 The Company shall not give any information or make any representations or statements on behalf of a Fund or concerning a Fund or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Distributor or its designee, except with the permission of the Distributor or its designee.

5.3 The Distributor or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.
5.4 The Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.
5.5 The Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Designated Funds or their shares, promptly after the effectiveness of such document(s) filed with the SEC or other regulatory authorities.
5.6 The Company will provide to the Distributor at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Distributor any complaints received from the Contract owners pertaining to the Fund or a Designated Fund.
5.7 The Distributor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Fund, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Distributor will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Distributor will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.
ARTICLE VI.  Fees and Expenses
6.1. All expenses incident to performance by the Funds under this Agreement shall be paid by the Funds. The Distributor shall see to it that all Fund shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the such Fund, in accordance with applicable state laws prior to their sale. The Funds shall bear the expenses for the cost of registration and qualification of the Funds' shares, preparation and filing of the Funds' prospectuses and registration statements, proxy materials and reports, setting the prospectuses in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the each Fund's shares. The Fund shall bear the expenses of distributing the Fund's proxy materials and reports to existing Contract owners.

6.2. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Issuer (or a Designated Fund thereof) is named.
6.3. Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Participant as a shareholder. In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") of 25 basis points (0.25%) of the average aggregate amount of Advisor Class shares of the Funds held in the Account under this Agreement. Distributor will calculate the amount of the payment to be made pursuant to this Section 6.3 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The parties acknowledge that the payments received by the Company under this Section 6.3 are for administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.
6.4. In consideration of performance of the Distribution Services specified on Schedule D by the Company, Distributor will pay the Company a fee (the "Distribution Fee") of 25 basis points (0.25%) of the average aggregate amount invested by the Company in Advisor Class shares of the Funds under this Agreement. Distributor will calculate the amount of the payment to be made pursuant to this Section 6.4 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter.
6.5. For the purposes of computing the payment to the Company contemplated by this Article 6, the average aggregate amount invested by the Account in the Funds over a one month period shall be computed by totaling the Account's aggregate investment (share net asset value multiplied by total number of shares of the Funds held by the Account) on each Business Day during the month and dividing by the total number of Business Days during such month.
6.6. Distributor will calculate the amount of the payment to be made pursuant to this Article 6, at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the amounts being paid by Distributor for the relevant months and such other supporting data as may be reasonably requested by the Company and shall be mailed to:
Security Distributors, Inc.
700 SW Harrison
Topeka, KS 66636
Attention:	Tammy Brownfield Finance
Phone No.:	(785) 431-3279
Fax No.:	(785) 368-1356

ARTICLE VII.  Qualification
The Distributor represents and warrants that the Funds are qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Internal Revenue

Code,") and that they will maintain such qualification (under Subchapter M or any successor or similar provisions) and that they will notify the Company immediately upon having a reasonable basis for believing that they have ceased to so qualify or that they might not so qualify in the future.

ARTICLE VIII.  Indemnification
8.7.       Indemnification by the Company
(a) The Company agrees to indemnify and hold harmless each of the Funds and the Distributor and each of their trustees/directors and officers, and each person, if any, who controls the Fund or Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (i)       arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Distributor specifically for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or ; or

          (ii)       arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

         (iii)       arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company specifically for use therein; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v)       arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.
(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
8.8.       Indemnification by the Distributor
(a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (i)       arise out of or are based upon any untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or a Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or

          (ii)       arise out of or as a result of statements or representations by or on behalf of the Fund or the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Distributor) or wrongful conduct of the Distributor or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii)       arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor or the Fund specifically for use therein; or

          (iv)       arise as a result of any failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor or the Fund;
as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
8.9. After any party notifies the other parties of an action in which indemnification under this Article 8 may be required, the parties will review the action in question to determine (i) if it claims that an untrue statement or omission of a material fact exists in documents created by Company or in a Fund's registration statement, and (ii) if so, whether the party who created the document in question is required to indemnify hereunder. Any such decision shall not be an admission of liability but rather a determination of what party should properly bear the costs of defense until the case is finally adjudicated. The decision of a court with proper jurisdiction over the parties and the matter at hand shall be determinative of who should bear such costs.
ARTICLE IX.  Applicable Law
9.1. This Agreement shall be subject to the applicable provisions of the 1933 and 1940 Acts as well as the applicable provisions of the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X.  Termination
10.1.     This Agreement shall continue in full force and effect until the first to occur of:
(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by four (4) months advance written notice delivered to the other parties; or
(b) termination by the Company by written notice to the other parties based upon the Company's determination that shares of a Fund are not reasonably available to meet the requirements of the Contracts; or
(c) termination by the Company by written notice to the other parties in the event any of the Designated Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
(d) termination by the Distributor in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Funds' shares; provided, however, that the Fund or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
(e) termination by the Company in the event that formal administrative proceedings are instituted against a Fund or Distributor by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or
(f) termination by the Company by written notice to the other parties in the event that any Designated Fund ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Fund may fail to so qualify or comply; or
(g) termination by the Distributor by written notice to the other parties, if the Distributor shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that a Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Distributor of the date of substitution.
10.2.     Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Funds. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).
10.3.     Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.
ARTICLE XI.  Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Company:	Security Benefit Life Insurance Company Attention General Counsel 700 SW Harrison Topeka, Kansas 66636 - 0001
If to the Funds or the Distributor:	American Century Investment Services, Inc. 4500 Main Street, 9th Floor Kansas City, Missouri 64111 Attention: Janet A. Nash, Esq.

ARTICLE XII.  Miscellaneous
12.1. All persons dealing with the Funds must look solely to the property of the respective Designated Funds listed on Schedule A hereto for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of a Fund assume any personal liability or responsibility for obligations entered into by or on behalf of a Fund.
12.2. Subject to the requirements of legal process and regulatory authority, the Funds and the Distributor shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.
12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.
Security Benefit Life Insurance Company	By its authorized officer
	By:	ELLIOTT SHIFMAN
Elliott Shifman
	Title:	Vice President

Security Distributors, Inc.	By its authorized officer
	By:	AMY J. LEE
Amy J. Lee
	Title:	Secretary

American Century Investment Services, Inc.	By its authorized officer
	By:	WILLIAM M. LYONS
William M. Lyons
	Title:	Executive Vice President

July 1, 2001
Schedule A
Account(s)	Contract(s)	Designated Fund(s)
SBL Variable Annuity Account XIV	V6029	American Century Heritage, Advisor Class American Century Select, Advisor Class American Century Equity Income, Advisor Class American Century International Growth, Advisor Class

A-1

Schedule B
Authorized contact persons:  The following persons are authorized on behalf of the Company to effect transactions in each Account:
Name: Wendy Katsbulas	Phone: 785-431-3089
Name: Cathy Ward	Phone: 785-431-3512
Name: Lisa Young	Phone: 785-431-3267
Name: Tammy Brownfield	Phone: 785-431-3279

2

Schedule C
Administrative Services
Pursuant to the Agreement to which this is attached, the Company shall perform all administrative and shareholder services with respect to investors in the Account, including, but not limited to, the following:
1. Maintain separate records for each investor, which records shall reflect the shares purchased and redeemed and share balances of such investors. The Company will maintain a single master account with each Fund on behalf of the Account and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by the Account.
2. Disburse or credit to the investors all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.
3. Prepare and transmit to the investors as required by law periodic statements showing the total number of units owned by the investors as of the statement closing date, purchases and redemptions of Fund shares by the investors during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by the investors.
4. Transmit purchase and redemption orders to the Funds on behalf of the investors in the Account in accordance with the procedures set forth in the Agreement.
5. Distribute to the investors copies of the Funds' prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.
6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Account.
3

Schedule D
Distribution Services
Pursuant to the Agreement to which this is attached, the Company shall perform distribution services for Advisor Class shares of the Funds, including, but not limited to, the following:
1.	Receive and answer correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports.
2.	Provide facilities to answer questions from prospective investors about Fund shares.
3.	Assist investors in completing application forms and selecting dividend and other account options.
4.	Provide other reasonable assistance in connection with the distribution of Fund shares.
4

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT is made as of June 24, 2002, by and among SECURITY BENEFIT LIFE INSURANCE COMPANY ("SBL"), SECURITY DISTRIBUTORS, INC. ("SDI" and collectively with SBL, the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company and the Distributor are parties to a certain Participation Agreement dated July 1, 2001 (the "Agreement") in connection with the participation by the Funds in various variable annuity contracts on behalf of the Account;

WHEREAS, the parties wish to add one or more of the Investor Class Shares of the Fund to those which the Company may make available to the Contracts under the Agreement; and

WHEREAS, in connection with the addition of one or more Investor Class Shares of the Fund as investment options under the Contracts, the parties agree to revise the compensation section of the Agreement; and

WHEREAS, the parties now desire to modify the Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual promises set forth herein the parties hereto agree as follows:

1.  Addition of Class. The first "Whereas" clause of the Agreement is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

"WHEREAS, the Company wishes to make available as investment options under the Contracts one or more of the Investor and Advisor Class funds made available by Distributor from time to time (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (collectively, the "Issuers"); and"

In connection with the addition of the Investor Class Funds, the sixth "Whereas" clause of the Agreement is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

"WHEREAS, the Company intends to purchase one or more shares of the Investor and Advisor Class Funds, on behalf of the Account to fund the aforesaid Contracts; and"

2.  Designated Funds. After the date of this amendment, all references to "Designated Funds" in the Agreement shall be deemed to refer to the "Funds."

3.  Schedule A. Schedule A is hereby deleted in its entirety and is replaced by Schedule A, attached hereto.

4.  Fees and Expenses. The second sentence of Section 6.3 is hereby amended by adding the phrase "Investor and" before the phrase "Advisor Class shares of the Funds."

5. Conflicts and Entire Agreement. In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Agreement. The Agreement, along with this Amendment No. 1, constitutes the entire agreement among the parties with respect to the arrangements described herein.

6. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

7. Amendments. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY		AMERICAN CENTURY INVESTMENT SERVICES, INC.
By:	AMY J. LEE	By:	DAVID C. TUCKER
Name:	Amy J. Lee	Name:	David C. Tucker
Title:	Vice President, Assoc. General Counsel & Asst. Secretary	Title:	Sr. Vice President

SECURITY DISTRIBUTORS, INC.
By:	AMY J. LEE
Name:	Amy J. Lee
Title:	Secretary

2

Schedule A
Account(s)	Contract(s)
SBL Variable Annuity Account XIV	V6029
3

AMENDMENT NUMBER 2
TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT ("Amendment") is effective as of the 2nd day of April 2007, by and between SECURITY BENEFIT LIFE INSURANCE COMPANY ("SBL"), SECURITY DISTRIBUTORS INC. ("SDI" and collectively with SBL, the "Company"), and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor").
WHEREAS, Security Benefit Life Insurance Company, Security Distributors, Inc. and American Century Investment Services, Inc. are parties to a Participation Agreement dated July 1, 2001, as amended June 24, 2002 (the "Agreement"); and

WHEREAS, the Agreement currently only permits the Company to offer the Investor and Advisor Class of the Funds and the parties wish to modify the agreement to make all current and future classes of shares of the Funds available for purchase under the Agreement; and

WHEREAS, the parties wish to change the use of the terms "Account" and "Contract" in such a way that the Accounts and Contracts need not be listed on Schedule A to the Agreement, but nonetheless, for convenience the parties may determine to list them on Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. The first paragraph of the Agreement is hereby deleted and replaced with the following:

"THIS AGREEMENT, dated as of the 1st day of July, 2001 (as subsequently amended), by and among Security Benefit Life Insurance Company, ("SBL"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of SBL currently in existence or hereafter created that invests in a Fund (each account hereinafter referred to as an "Account"), Security Distributors, Inc., a Kansas corporation and a registered broker/dealer ("SDI" and collectively with SBL, the ("Company") and American Century Investment Services, Inc. (the "Distributor"), a Missouri corporation."

2. The first "WHEREAS" clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

"WHEREAS the Company wishes to make available as investment options under the Contracts, one or more of the share classes of the funds made available by Distributor from time to time (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (collectively, the "Issuers"); and"

3. The fourth "WHEREAS" clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

"WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the "Contracts"); and"

4. The fifth "WHEREAS" clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

"WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and"

5. The sixth "WHEREAS" clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

"WHEREAS, the Company intends to purchase shares of the Funds made available by the Distributor from time to time, on behalf of the Account to fund the aforesaid Contracts; and"

6. Section 1.1 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

1.1 (a)  Subject to Article IX hereof, the Distributor agrees to cause the Issuer to make available to the Company for purchase on behalf of the Account, shares of the Funds, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Funds in existence now or that may be established in the future will be made available to the Company only as the Issuer may so provide, and (ii) the Board of Directors of the Funds (the "Board") may suspend or terminate the offering of shares of any Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Fund.

(b) It is agreed that Company, on behalf of an Account, has access under this Agreement to all Funds of the Issuers and all share classes thereof (including portfolios and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Funds or the share classes on Schedule A. Notwithstanding the fact that Accounts and Contracts need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts and Contracts on Schedule A from time to time.

7. Section 6.3 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

"6.3. Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Participant as a shareholder. In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") of (i) 25 basis points (0.25%) of the average aggregate amount of each class of shares of the Funds, except for Institutional class, held in the Account under this Agreement; and (ii) 5 basis points (0.05%) of the average aggregate amount of Institutional Class shares of the Funds held in the Account under this Agreement. Distributor will calculate the amount of the payment to be made pursuant to this Section 6.3 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The parties acknowledge that the payments received by the Company under this Section 6.3 are for administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution."

8. The parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A attached hereto.

9. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

10. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

11. Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company	By its authorized officer
	By:	THOMAS A. SWANK
Thomas A. Swank
	Title:	Senior Vice President, COO

Security Distributors, Inc.	By its authorized officer
	By:	GREGORY J. GARVIN
Gregory J. Garvin
	Title:	President

American Century Investment Services, Inc.	By its authorized officer
	By:	CINDY A. TILTON
Cindy A. Tilton
	Title:	Vice President

April 2, 2007

Schedule A
Account(s)	Contract(s)
SBL Variable Annuity Account XIV	V6029
SBL Variable Annuity Account XVI	V6323

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT ("Amendment") is made as of this 1st day of October, 2009, by and between SECURITY BENEFIT LIFE INSURANCE COMPANY ("SBL"), SECURITY DISTRIBUTORS, INC. ("SDI") ("SBL" and "SDI", collectively referred to as the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company and Distributor are parties to a certain Participation Agreement dated July 1, 2001, as amended, June 24, 2002, and April 2, 2007 (the "Agreement"); and

WHEREAS, the parties desire to amend the Agreement to make additional Funds available as investment options under the Agreement; and

WHEREAS, in connection with the additional Funds made available, the parties have agreed to revise the reimbursement terms as set forth herein; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Funds Available. The first recital of the Agreement is hereby deleted in its entirety and replaced with the following language:

"WHEREAS, the Company wishes to make available as investment options under the Contracts, one or more of the funds identified in Exhibit A attached hereto (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (each an "Issuer" and collectively, the "Issuers"); and"

2. Exhibit A. Exhibit A is hereby added with Exhibit A attached hereto.

3. Compensation and Expenses. Article VI is hereby deleted in its entirety and the following language is substituted in lieu thereof:

(6.1) All expenses incident to performance by the Funds under this Agreement shall be paid by the Funds. The Distributor shall see to it that all Fund shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the such Fund, in accordance with applicable state laws prior to their sale. The Funds shall bear the expenses for the cost of registration and qualification of the Funds' shares, preparation and filing of the Funds' prospectuses and registration statements, proxy materials and reports, setting the prospectuses in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the each Fund's shares. The Fund shall bear the expenses of distributing the Fund's proxy materials and reports to existing Contract owners.

(6.2) The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Issuer (or a Designated Fund thereof) is named.

(6.3) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single omnibus account per class per Fund for the Accounts rather than having each Participant as a shareholder. In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") attached as Exhibit A under this Agreement. Distributor will pay the Company a fee on omnibus by fund or omnibus by plan accounts, where their assigned Dealer #4527 is indicated on accounts.

(6.4) In consideration of performance of the Distribution Services specified on Schedule D by the Company, Distributor will pay the Company a fee (the "Distribution Fee") of 25 basis points (0.25%) of the average aggregate amount invested by the Company in Advisor and/or A Class shares and 50 basis points (0.50%) of the average aggregate amount invested in R Class shares of the Funds under this Agreement. Distributor will calculate the amount of the payment to be made pursuant to this Section at the end of each calendar quarter and will make such payment to the company within 30 days thereafter.

(6.5) For the purposes of computing the payments to the Company contemplated by this Article VI, the average aggregate amount invested by the Company on behalf of the Accounts in the Funds over any period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of Shares held by the Company) on each calendar day during the period and dividing by the total number of calendar days during such period. Distributor will calculate the amount of the payments to be made pursuant to this Article VI at the end of each calendar quarter and will make such payments to the Company within 30 days thereafter.

(6.6) The check for such payments will be accompanied by a statement showing the calculation of the amounts being paid for the relevant period and such other supporting data as may be reasonably requested by the Company and shall be mailed to:

Security Distributors, Inc. One Security Benefit Place Topeka, KS 66636-0001 Attn: Revenue Sharing Payments Finance Phone: 785-438-3000 Fax: 785-438-1356

(6.7) Other than those payments specifically set forth herein, no dealer concessions or other service or distribution fees shall be paid to the Company.

4. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY
By:	DOUGLAS G. WOLFF
Name:	Douglas G. Wolff
Title:	Vice President
Date:	12/8/2009

SECURITY DISTRIBUTORS, INC.
By:	MARK J. CARR
Name:	Mark J. Carr
Title:	President
Date:	12/8/2009

AMERICAN CENTURY INVESTMENT SERVICES, INC.
By:	CINDY A. JOHNSON
Name:	Cindy A. Johnson
Title:	Vice President, National Accounts
Date:	12/22/09

EXHIBIT A

FUNDS AVAILABLE AND APPLICABLE FEES

Class	Fund Name	Admin Services Fee

Investor/Advisor and/or A Class	LIVESTRONG 2015 Portfolio	35 bps

LIVESTRONG 2020 Portfolio
LIVESTRONG 2025 Portfolio
LIVESTRONG 2030 Portfolio
LIVESTRONG 2035 Portfolio
LIVESTRONG 2040 Portfolio
LIVESTRONG 2045 Portfolio
LIVESTRONG 2050 Portfolio
LIVESTRONG Income Portfolio
Equity Income Funds
Heritage Funds
Growth Funds

Investor/Advisor/A and/or R Class	All other approved Investor/Advisor/A and/or R Class Funds	25 bps

Institutional Class	All approved Institutional Funds	5 bps

MONEY MARKET FUND AMENDMENT

This MONEY MARKET FUND AMENDMENT (this "Amendment"), dated as of September 8, 2016, amends the Participation Agreement dated July 1, 2001, as amended, between Security Distributors Inc.("SDI"), Security Financial Resources, Inc. ("SFR") ("SFR" and "SDI" collective referred to as "Security"), and American Century Investment Services, Inc., the distributor (the "Distributor") of the American Century family of mutual funds (the "Funds") ("Agreement"). American Century Services, LLC, the transfer agent of the Funds (the "Transfer Agent," (together with "Distributor", "American Century") is added as a party to the Agreement.

WHEREAS, the Securities and Exchange Commission ("SEC") has adopted changes to Rule 2a‑7 under the Investment Company Act of 1940, as amended ("1940 Act"), the rule governing money market funds ("Rule");

WHEREAS, the money market funds distributed by Distributor have adopted or will adopt policies and procedures to comply with the Rule;

WHEREAS, pursuant to the Rule, on and after October 14, 2016, certain of Distributor's money market funds designated as retail money market funds ("Retail Funds") will have policies and procedures reasonably designed to limit all beneficial owners of the Retail Funds to "natural persons" (also referred to as "retail" shareholders);

WHEREAS, pursuant to the Rule, the Board of Trustees of a Retail Fund ("Board") has authority to impose a liquidity fee or temporarily suspend redemptions in certain circumstances;

WHEREAS, in connection with amendments to Rule 2a‑7, the parties have agreed to make modifications to the Agreement in accordance with the Rule and the related policies and procedures described above; and

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), and intending to be legally bound, the parties agree as follows:

1.         Retail Funds. The following funds offered by Distributor will continue to be managed to qualify as government money market funds under the Rule: U.S. Government Money Market Fund and Capital Preservation Fund. On or before October 14, 2016, the following funds offered by Distributor will be managed to qualify as Retail Funds under the Rule: Prime Money Market Fund, Tax-Free Money Market Fund, and California Tax-Free Money Market Fund. Additionally, any fund thereafter designated in such fund's then-current prospectus as a retail money market fund is hereby included as a Retail Fund.

2.         Retail Fund Eligibility; Policies and Procedures.

a. Retail Fund Policies and Procedures. On or before October 14, 2016, investment in Retail Funds will be limited to accounts beneficially owned by natural persons, as such term is used or interpreted by the SEC ("Natural Persons"). As required under the Rule, each Retail Fund has or will adopt policies and procedures reasonably designed to limit all beneficial owners of such Retail Funds to Natural Persons ("Retail Fund Policies and Procedures"). The Retail Fund Policies and Procedures include, among other things, procedures for determining beneficial ownership of accounts and shareholder eligibility for the Retail Funds. Security hereby agrees to comply with the Retail Fund Policies and Procedures.
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b. Security Policies and Procedures; Certification. Security shall determine which current and prospective shareholders are eligible to invest in Retail Funds, in accordance with the Retail Fund Policies and Procedures. On or before October 14, 2016 (or after such date, prior to selling any Retail Fund), Security (i) is required to ensure that all shareholders on behalf of whom it holds investments in a Retail Fund comply with the terms and conditions of the Retail Fund Policies and Procedures, and (ii) shall have adopted and implemented policies and procedures reasonably designed to limit all beneficial owners of the Retail Funds to Natural Persons ("Company Policies and Procedures").

Security hereby agrees, represents, and warrants, that the Company Policies and Procedures will remain in effect on an ongoing basis and will continue to be reasonably designed to limit all beneficial owners of the Retail Funds to Natural Persons at all times while the Agreement is in effect. On and after October 14, 2016, Security may only submit purchase orders for Retail Funds if the Company Policies and Procedures remain in effect. Security agrees to provide American Century or any Retail Fund information as to the adequacy of its policies and procedures and the effectiveness of their implementation, including an initial and ongoing, periodic certifications of compliance with the Retail Fund Policies and Procedures, in such form as may be reasonable requested by American Century or a Retail Fund.

c. Omnibus Accounts. In addition to the other terms and conditions of this Amendment, for any account maintained in Security's name for the exclusive benefit of Security's entitlement holders ("Omnibus Account"), Security agrees to provide to American Century or any Retail Fund, upon request and in such form as may be reasonably requested (i) a copy of the Company Policies and Procedures that limit beneficial ownership of Retail Fund Shares held in the Omnibus Account to Natural Persons, together with a certification that such Company Policies and Procedures substantially conform to the Retail Fund Policies and Procedures or (ii) a certification that Security has policies and procedures reasonably designed to ensure that all beneficial owners of the shares of the Retail Fund are Natural Persons and that Security operates the Omnibus Account in compliance with such policies and procedures. Additionally, Security agrees to cooperate in periodic compliance review with American Century, which may consist of, without limitation, a Financial Intermediary Controls and Compliance Assessment (FICCA) or other third-party control reports, onsite visits, analytics review, controls confirmations and questionnaires, or telephonic interviews.

3.         Restrictions and Redemptions of Ineligible Shareholders.

a. Restrictions and Redemptions by the Retail Funds. Initial and subsequent purchases by ineligible investors (non-Natural Persons) in the Retail Funds will be restricted, to the extent possible, beginning July 8, 2016. On or about September 9, 2016, American Century expects to begin redeeming any shareholder in any Retail Fund that is determined not to be a Natural Person.

Thereafter, if it is determined that shares in an account are not beneficially owned by a Natural Person, the Retail Funds will promptly use lawful and appropriate means to redeem or cause the accountholder to redeem the Retail Fund shares held in the account, in accordance with the Retail Fund Policies and Procedures. The Retail Funds reserve the right to redeem shares in any account they cannot confirm to their satisfaction are beneficially owned by natural persons, after providing advance notice.

b. Restrictions and Redemptions by Security. Security agrees to comply with American Century's aforementioned restriction on accepting initial and subsequent investments for institutional accounts in the Retail Funds. On or before the close of business on September 9, 2016, Security agrees to review shareholder accounts on behalf of which it holds shares in a Retail Fund and shall identify and remove (exchange or liquidate) any such shareholders that are not eligible to be invested in the Retail Fund. Security shall promptly notify the Retail Fund of any ineligible shareholders that continue to own shares of the retail fund after such date.
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Thereafter, Security hereby agrees to (i) restrict investment in the Retail Funds to Natural Persons and (ii) promptly notify the Retail Fund and redeem any shareholder in a Retail Fund that is determined not to be a Natural Person, in such manner as American Century or the Retail Fund may reasonably request.

c.  Neither American Century (nor its affiliates) nor any Retail Fund will be responsible for any loss in any investor's account or tax liability resulting from a redemption as described herein.

4.         Retail Fund Liquidity Fees and Temporary Suspension of Redemptions.

a. Permissive and Mandatory Fees and Gates. Beginning on October 14, 2016, and in accordance with the Rule and Retail Fund Policies and Procedures in the event a Retail Fund's weekly liquid assets fall below certain designated thresholds (i) the Retail Fund Boards, in their discretion, may impose a liquidity fee or temporarily suspend redemptions (i.e., impose a redemption "gate"), or (ii) Retail Funds must impose a liquidity fee on shareholder redemptions, unless the Retail Fund's Board determines imposing the fee would not be in the best interest of the Retail Fund.

b. American Century Notification. The Retail Funds or American Century (or an affiliate thereof) will promptly notify Security of the imposition of any liquidity fee or the suspension of redemptions. If redemptions are suspended, Security will be directed to cancel any redemption orders received after the cut-off time. If a liquidity fee is imposed, Security will be directed how to remit the liquidity fee to the Retail Fund. Any adjustment to a liquidity fee will be communicated to Security in the same manner as the original liquidity fee, unless the Retail Fund Board otherwise directs. The Retail Funds or American Century (or an affiliate thereof) will promptly notify Security of the termination of any liquidity fee or resumption of redemptions.

c. Security Responsibilities.

(i) Security is responsible for imposing, revising, or removing liquidity fees and/or suspending redemptions, as determined by a Retail Fund's Board. Security agrees to adopt and implement policies and procedures that are reasonably designed to impose, revise, or remove liquidity fees and to suspend or resume redemptions at such times as are specified by a Retail Fund or American Century. If the Agreement permits Security to transmit orders executed by beneficial account owners prior to market close before the end of the day, Security hereby represents and warrants that its policies and procedures include controls to assess fees and restrict liquidations on redemption transactions executed after implementation of the liquidity fee or redemption gate. Security's policies and procedures must remain in effect on an ongoing basis and continue to be reasonably designed for such purpose at all times while the Agreement is in effect. Security agrees to provide periodic certifications related to the imposition of liquidity fees and/or suspension of redemptions, at such time and in such form as American Century or a Retail Fund may reasonably request.

(ii) Upon notice of the implementation of or change in a liquidity fee or redemption gate, Security shall promptly take steps to impose such fee (or change thereto) or gate on all redemption requests thereafter received and give timely and appropriate notice to investors. If, after notification of a liquidity fee or suspension of redemptions, Security fails to impose such fee or processes and pays a redemption request, Security shall be liable to the respective Retail Fund to pay the amount of the liquidity fee that should have been assessed or the amount of any redemption proceeds, as applicable. Upon notice of the removal of a liquidity fee or redemption gate, Security shall cease to impose such liquidity fee on all redemption requests thereafter received and resume processing redemptions, as applicable.
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(iii) Upon a Retail Fund's reasonable request, Security is expected to promptly provide the Retail Fund or designated shareholder servicing agent with information regarding the timing of its acceptance of trade orders on behalf of a Retail Fund for purposes of, among other things, validating which net asset value calculation would be applied to such trades and determining whether orders preceded or followed the effective implementation time of a liquidity fee or redemption gate (or modification thereto).

(iv) Failure by Security to impose liquidity fees, suspend redemptions, or provide requested certifications may result in liquidation of accounts in the Security's name or beneficially held by Security clients, in the sole discretion of the Retail Funds and American Century.

(v) Security is responsible for assessing liquidity fees and restricting redemptions in both participant-level accounts and Omnibus Accounts, as applicable. A timestamp must be provided for any participant-level account that is transmitted through the National Securities Clearing Corporation (NSCC). In the instance of an intraday liquidity fee or redemption gate applicable to such accounts, orders received without a timestamp will be treated as being executed by beneficial account owners after the implementation of the liquidity fee or redemption gate. Notwithstanding anything to the contrary provided for herein, if in regard to an Omnibus Account Security submits individual redemption and exchange transactions for each beneficial owner and transmits orders through the NSCC, Security may request that American Century apply applicable fees and gates. In such instance, Security must receive prior written approval from American Century and must provide a timestamp on each such order; any such order received without a timestamp will be treated as being received after implementation of the fee or gate and will, therefore, be assessed a liquidity fee or restricted from redemption.

5.         Liquidation of a Retail Fund. In certain limited circumstances, a Retail Fund Board has the option of approving the liquidation of a Retail Fund and suspending redemptions under Rule 22e‑3 of the 1940 Act. Prior to suspending redemptions under Rule 22e‑3, the Retail Fund must notify the SEC; after notifying the SEC, American Century or an affiliate will notify Security to suspend redemptions and cancel outstanding redemption orders.

6.         Records; Audit Documents. Security will maintain all records (a) required by state and federal law relating to the provision of services contemplated under the Agreement, (b) necessary or appropriate to demonstrate compliance with the Retail Funds' prospectus, the Retail Fund Policies and Procedures, and Security Policies and Procedures, or (c) necessary to make required regulatory reports. Upon request of a Retail Fund, American Century, or their authorized agents, Security shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 16 (SSAE 16) (or any successor provision) or FICCA, and such other similar or related documents as reasonably requested (collectively, the "Audit Documents"). Security acknowledges that the Retail Funds, American Century, or any affiliate thereof may use a third-party vendor to review and assess the contents of the Audit Documents, and notwithstanding anything herein to the contrary, Security consents to the Retail Funds, American Century, or an affiliate thereof sharing such Audit Documents with the third-party vendor.

7.         Miscellaneous.

a. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.
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b. Except as expressly supplemented, modified, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

c. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

8.         Name Change. The party Security Distributors, Inc. ("SDI") is changed to Security Distributors, LLC ("SDL"). All references to SDI throughout the Agreement are changed to SDL.

[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first listed above.

SECURITY DISTRIBUTORS, LLC
By:	KEVIN WATT
Name:	Kevin Watt
Title:	Vice President

SECURITY FINANCIAL RESOURCES, INC.
By:	KEVIN WATT
Name:	Kevin Watt
Title:	Vice President

AMERICAN CENTURY INVESTMENT SERVICES, INC.		AMERICAN CENTURY SERVICES, LLC
By:	CINDY A. JOHNSON	By:	OTIS H. COWAN
Name:	Cindy A. Johnson	Name:	Otis H. Cowan
Title:	Vice President	Title:	Vice President

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AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT (the "Amendment") is made as of this 1st day of April, 2017 by and among AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"), SECURITY BENEFIT LIFE INSU RANCE COMPANY ("SBL"), and SECURITY DISTRIBUTORS, LLC (formerly known as "Security Distributors, Inc.") (together with SBL, the "Company"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the parties entered into a Participation Agreement, dated July 1, 2001, as amended (the "Agreement");

WHEREAS, effective April 10, 2017, the name of Institutional Class shares available under the Agreement, if any, will change to I Class or RS Class, as provided for in the applicable Fund Prospectus;

WHEREAS, subject to the terms and conditions of the Agreement and applicable eligibility requirements as provided for in a Fund's Prospectus, the Distributor desires to make available I Class and RS Class shares of certain Funds from time to time;

WHEREAS, in connection with the expansion of the classes of Funds available under the Agreement, the parties agree to revise certain payment terms provided for in the Agreement; and

WHEREAS, the name of the party to the Agreement formerly known as "Security Distributors, Inc." has been changed to "Security Distributors, LLC".

WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Effective as of April 10, 2017, any references to Institutional Class shares in the Agreement, if any, are hereby replaced with references to I Class shares and/or RS Class shares, as applicable by Fund. Subject to the terms and conditions of the Agreement and applicable eligibility requirements as provided for in a Fund's Prospectus, the Distributor will from time to time make available I Class and RS Class shares of certain Funds.

2.	Exhibit A. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

3.	All references to Security Distributors, Inc. throughout the Agreement shall be references to Security Distributors, LLC.

4.
Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

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5.
Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.		SECURITY BENEFIT LIFE INSURANCE COMPANY
By:	CINDY A. JOHNSON	By:	DOUG G. WOLFF
Name:	Cindy A. Johnson	Name:	Doug G. Wolff
Title:	Vice President	Title:	President

SECURITY DISTRIBUTORS, LLC
		By:	KEVIN WATT
		Name:	Kevin Watt
		Title:	Senior Vice President

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EXHIBIT A

FUNDS AVAILABLE AND APPLICABLE FEES

Class	Fund Name	Administrative Services Fee

Investor/Advisor and/or A Class
One Choice 2020 Portfolio
One Choice 2025 Portfolio
One Choice 2030 Portfolio
One Choice 2035 Portfolio
One Choice 2040 Portfolio
One Choice 2045 Portfolio
One Choice 2050 Portfolio
One Choice 2055 Portfolio
One Choice 2060 Portfolio
One Choice In Retirement Portfolio
Equity Income
Heritage
Growth
35 bps

Investor/Advisor/A and/or R Class	All Equity Funds, not referenced above	25 bps
	All Fixed Income Funds	25 bps
	All Money Market Funds	0 bps

I and/or RS Class	All approved I/RS Class Funds	5 bps

R6 Class	All approved R6 Class Funds	0 bps

AMENDMENT NO. 6 TO

PARTICIPATION AGREEMENT

RULE 30e-3

Security Benefit Life Insurance Company (“SBL”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), Security Distributors, LLC (formerly Security Distributors, Inc.) (“SDL”) (SBL and SDL collectively, the “Company”), and American Century Investment Services, Inc. (the “Distributor”), a Missouri corporation, have entered into a participation agreement dated July 1, 2001, as amended (the “Participation Agreement”) whereby the Company invests in shares of certain of the portfolios of the Funds (as defined in the Participation Agreement) (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 6 to Participation Agreement (the “Amendment”) is entered into by and among the Company and the Distributor (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Distributor is responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Distributor shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Distributor shall send a link to a .pdf file of the Required Materials to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than fifty-five (55) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Distributor shall be responsible for ensuring that the Required Materials:

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(a) Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Distributor is unable to provide the Required Materials in the manner set forth in section 2, the Distributor shall promptly notify the Company. The Distributor shall be responsible for the actions or inactions or any other failures of any third party that they may utilize to provide the Required Materials in the manner set forth in section 2; and any actions, inactions or other failures by any such third party shall not relieve the Distributor from its obligations under this Amendment.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without prior notice to the Distributor.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Distributor shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with the applicable expense schedule in the Participation Agreement. If requested by the Company in lieu thereof, the Distributor shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Materials in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Materials printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below.

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Distributor
30e-3 Required Materials	Distribution (including a pro rata share of website hosting and maintenance based on a percentage, the numerator of which is the number of Fund CUSIPs of the Distributor and the denominator of which is the total number of all CUSIPs used by the Company as funding vehicles for its products)	Distributor

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10.	Construction of this Amendment; Participation Agreement.

(a) This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

(b) This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c) Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.	Indemnification. The Parties agree that the indemnification provision in the Participation Agreement applies to the Parties’ duties and obligations under this Amendment.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

SECURITY BENEFIT LIFE INSURANCE COMPANY		AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:	DOUGLAS WOLFF	By:	KYLE LANGAN

Print Name:	Douglas Wolff	Print Name:	Kyle Langan

Title:	President	Title:	Vice President

SECURITY DISTRIBUTORS, LLC

By:	MARK CARR

Print Name:	Mark Carr

Title:	Assistant Vice President

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EXHIBIT 1

https://dfinview.com/SecurityBenefit?site=SBL

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